EXHIBIT 2

                                     By-Laws

                                     BY-LAWS

                                       of

                                 EIS FUND, INC.

                       Incorporated under the Laws of the
                                State of New York

                         Amended as of February 13, 2002









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                                     BY-LAWS

                                       OF

                                 EIS FUND, INC.

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS
                             ----------------------

           All meetings of the shareholders shall he held at the principal office of the Company in New York, New York, or such other place, whether or not in the State of New York as is stated in the call or notice thereof.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS
                         -------------------------------

           The annual meeting of the shareholders of the Company shall be held on such day during the first four months in each calendar year as shall be specified in the notice thereof for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting. If any such annual meeting shall not be held or the directors shall not have been elected thereat or at any adjournment thereof, the Board of Directors shall cause a special meeting of the shareholders for the election of directors to he held as soon thereafter as is convenient. At such special meeting the shareholders may elect directors and, as long as the notice thereof shall so provide, transact other business with the same force and effect as at an annual meeting of the shareholders duly called and held.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS
                        --------------------------------

           A special meeting of the shareholders may be called at any time by the President or the Board of Directors, or otherwise as provided by law.


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                                   ARTICLE IV

                         SHAREHOLDERS' MEETINGS - NOTICE
                         -------------------------------

           A. NOTICE OF SHAREHOLDERS' MEETING. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, as from time to time amended, notice of each annual or special meeting of the shareholders shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing a copy of such notice, first-class postage prepaid, addressed to him at his post-office address last known to the Secretary, or by transmitting notice thereof to him at such address by telegraph or cable. If mailed such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post-office address as it appears on the records of the Company, with first-class postage thereon pre-paid. Except were expressly required by law, no publication of any notice of meeting of shareholders shall be required. Every notice shall state the time and place of the meeting, and, in case of a special meeting, shall state briefly the purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall, in person or by authorized attorney, waive such notice in writing or by telegraph or cable either before or after such meeting. Notice of any adjourned session of a meeting of the shareholders shall not be required to be given, except when expressly required by law.

           B. NOTICE OF SHAREHOLDER NOMINEE. Only persons who are nominated in accordance with the following procedures set forth in these By-laws shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors may be made at any annual or special meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (b) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided in this Article IV. B. and on the record date for the determination of shareholders entitled to vote at such annual or special meeting and (ii) who complies with the notice procedures set forth is this Article IV. B.

           In addition to all other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

           For nominations to be properly and timely brought before an annual meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosures of the date of the annual meeting was made, whichever, first occurs. For purposes of this Article
IV. B., "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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           For nominations to be properly and timely brought before a special meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

           To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual or special meeting to nominate the persons named in its notice, and
(v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

           No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article IV.
B. If the Chairman of the annual or special meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare at the meeting that the nomination was defective and such defective nomination shall be disregarded.

           C. NOTICE OF SHAREHOLDER BUSINESS. No business may be transacted at an annual or special meeting of shareholders other than business that is either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual or special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual or special meeting by any shareholder of this Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Article IV.C. and on the record date for the determination of shareholders entitled to vote at such annual or special meeting and (ii) who complies with the notice procedures set forth in this Article IV.C.

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           In addition to any other applicable requirement, for business to be properly brought before an annual or special meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

           For business to be properly and timely brought before an annual meeting, a shareholder notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was made, whichever first occurs. For purposes of this Article IV.C., "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act:

           For business to be properly and timely brought before a special meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to such special meeting as the tenth day following the day on which public announcement is first made of the date of the special meeting.

           To be in proper written form, a shareholder notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any ether person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual or special meeting to bring business before the meeting.

           No business shall be conducted at the annual or special meeting of shareholders except business in accordance with the procedures set forth in this
Article IV.C., provided, however, that, once business has been properly brought before the annual or special meeting in accordance with such procedures, nothing in this Article IV.C. shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual or special meeting determines that business was not properly brought in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


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                                    ARTICLE V

                     SHAREHOLDERS' MEETING - QUORUM AND VOTE
                     ---------------------------------------

           Except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws, as from time to time amended, at any meeting of the shareholders the holders of 51% of all the capital stock issued and outstanding and entitled to vote, represented by shareholders of record in person or by proxy, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question brought before such meeting unless the question is one upon which by express provision of law, the Certificate Incorporation or these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.


                                   ARTICLE VI

                   SHAREHOLDERS' MEETINGS - PROXIES AND VOTING
                   -------------------------------------------

           Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors appointed by the chairman of the meeting, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                                   ARTICLE VII

                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING
                   ------------------------------------------

           Notwithstanding anything to the contrary contained in these By-laws, and to the extent consistent with the Certificate of Incorporation and the Investment Company Act of 1940, whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of law, the Certificate of Incorporation and these By-laws, such meeting and vote of the shareholders may be dispensed with if all of the shareholders who would have been entitled to vote, if such meeting were held, shall consent in writing to such corporate action being taken.

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                                  ARTICLE VIII

                                    DIRECTORS
                                    ---------

        The number of directors of the Company shall be such number, not exceeding nine, as may be fixed from time to time by the vote of a majority of the entire Board of Directors. The number of directors so fixed may be increased or decreased from time to time by vote of a majority of the entire Board of Directors, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. At no time shall there be less than three directors.

           At the first annual meeting of shareholders and each annual meeting thereafter, except as otherwise provided by law, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are duly elected and qualified or until they sooner die, resign or are removed. Directors need not be shareholders in the Company.

           Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors or by reason of removal of a director with cause may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Notwithstanding the foregoing, no vacancies occurring in the Board of Directors may be filled by vote of the remaining members of the Board if immediately after filling any such vacancy less than two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Company at any annual or special meeting. In the event that at any time less than a majority of the directors of the Company holding office at that time were so elected by the holders of the outstanding voting securities, the Board of Directors of the Company shall forthwith cause to be held as promptly as possible, and in any event within 64 days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless such period is extended by order of the Securities and Exchange Commission.


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                                   ARTICLE IX

                               POWERS OF DIRECTORS
                               -------------------

           The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all of the powers of the Company, except such as are by law, the Certificate of Incorporation or by these By-laws conferred upon or reserved to the shareholders.

                                    ARTICLE X

                             COMMITTEES OF DIRECTORS
                             -----------------------

      The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of three or more directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company (including, without limiting the generality of the foregoing, the powers of the Board of Directors as specified in these By-laws; provided, however, that it shall not have the power to fill vacancies in the Board of Directors or in any committee thereof, to authorize the issuance of shares of the capital stock of the Company, to submit any matter to the shareholders which requires shareholders' approval, to make or amend these By-laws, to fix the compensation of any director or to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable), and may authorize the seal of the Company to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to designate alternate members thereof, to fill vacancies therein, and to discharge any such committee, either with or without cause, at any time.

           The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.


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                                   ARTICLE XI

                              MEETINGS OF DIRECTORS
                              ---------------------

           Regular meetings of the Board of Directors may be held in such places within or without the State of New, York, and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given. Special meetings of the Board of Directors may be held in such places within or without the State of New York and at such times upon call by the President or a majority of the directors, and, except as hereinafter provided, notice thereof shall be given to each director by the Secretary, the President or the directors calling the meeting, either personally or in writing by mail or by telegram, at least twenty-four hours prior to such meeting. Notice of any regular or special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. If at any time the office of Chairman of the Board is not filled, the President shall preside at all meetings of the Board of Directors at which he is present.



                                   ARTICLE XII

                      DIRECTORS' MEETINGS - QUORUM AND VOTE
                      -------------------------------------

           One-third of the members of the Board of Directors shall constitute a quorum for the transaction of business. A majority of the Board of Directors present at a meeting thereof, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given to the directors not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting except as otherwise expressly required by law or by these By-laws.

                                  ARTICLE XIII
                            COMPENSATION OF DIRECTORS
                            -------------------------

           The directors may receive such directors' fees, compensation and expenses for attendance at directors' meetings, for serving on committees and for discharging their duties as shall be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.



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                                   ARTICLE XIV

                              REMOVAL OF DIRECTORS
                              --------------------
           Any director may be removed from office for cause, by vote of the holders of a majority of the common stock issued and outstanding and entitled to vote. Unless in conjunction with such removal the number of directors of the Company has been accordingly decreased by vote of the holders of a majority of the common stock issued and outstanding and entitled to vote, the shareholders may elect a successor in accordance with the provisions of these By-laws. To the extent consistent with the Investment Company Act of 1940, the Board of Directors may by vote of not less than a majority of the directors then in office remove from office for cause any director.

                                   ARTICLE XV

                                    OFFICERS
                                    --------

           The officers of the Company shall be a President, a Secretary and a Treasurer. All officers shall be elected by the Board of Directors and a regular meeting of the directors may be held for the purpose of electing officers immediately after the annual shareholders' meeting and at the same place without notice. The Board of Directors may, if it so determines, elect a Chairman of the Board and one or more Vice Presidents. Two or more offices, except those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is require by law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. The salaries of all officers of the Company shall be fixed by the Board of Directors.

                                   ARTICLE XVI

                             ELIGIBILITY OF OFFICERS
                             -----------------------

           The Chairman of the Board shall be a director of the Company. The President, Vice President, the Secretary and the Treasurer, and such other officers as may be appointed need not be directors of the Company.



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                                  ARTICLE XVII

               ADDITIONAL OFFICERS AND AGENTS; DUTIES OF OFFICERS
               --------------------------------------------------

           The Board of Directors at its discretion may appoint one or more Assistant Treasurers, and one or more Assistant Secretaries and such other officers or agents as it may deem advisable, and may prescribe the duties thereof. The officers shall have such duties as are prescribed herein and as shall be prescribed by the Board of Directors.

                                  ARTICLE XVIII

                       CHAIRMAN OF THE BOARD OF DIRECTORS
                       ----------------------------------
           The Chairman of the board, if any, shall preside at all meetings of the Board of Directors at which he is present. He shall have such authority and duties as the Board of Directors shall from time to time determine and as provided by law.

                                   ARTICLE XIX

                          PRESIDENT AND VICE PRESIDENTS
                          -----------------------------

           The President shall be the chief executive officer and, subject to the Board of Directors, shall have general charge and management of the property and affairs of the Company. If present, he shall preside at all meetings of the shareholders unless the Board of Directors shall delegate such duty to the Chairman of the Board. The President, a Vice President, or the Treasurer, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall sign all deeds, contracts, registration statements and other documents and instruments of the Company. Vice Presidents shall each have such other duties and shall have such other powers as the Board of Directors shall from time to time designate.

           The Board of Directors may designate a Vice President as Executive Vice President. The Executive Vice President, if any such officer is so designated by the Board of Directors, shall be the principal executive assistant to the President and, as such, shall coordinate the activities of all other officers and employees of the Company, shall oversee the general administration of the Company, and shall perform such other duties and have such other powers as shall be delegated by the Board of Directors and the President. In addition, the Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.


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                                   ARTICLE XX

                                    SECRETARY
                                    ---------

           The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Company and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.


                                   ARTICLE XXI

                                    TREASURER
                                    ---------

           The Treasurer shall, subject to the order of the Board of Directors and subject to any arrangement made by the Board with a bank or trust company as custodian pursuant to the provisions of the Certificate of Incorporation, have the care and custody of the money, funds, portfolio securities, valuable papers and documents of the Company, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to his office and as provided by law, including the power to endorse for deposit or collection all notices, checks and other instruments payable to the Company or its order. He shall keep accurate books of account of the Company's transactions which shall be the property of the Company and which together with all other property of the Company in his possession shall be subject at all times to the inspection and control of the Board of Directors. He shall deposit all funds of the Company in such bank or banks, trust company or trust companies or such firm or firms doing a banking business as the Board of Directors shall designate.

                                  ARTICLE XXII

                               SERVICE OF OFFICERS
                               -------------------

           The officers of the Company shall serve until they are removed, resign or until their successors are chosen and qualify. Any officer may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contractual rights, if any, of the persons so removed.

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                                  ARTICLE XXIII

               EXECUTION OF INSTRUMENTS AND DOCUMENTS AND SIGNING
               --------------------------------------------------
                  OF CHECKS AND OTHER OBLIGATIONS AND TRANSFERS
                  ---------------------------------------------



           All instruments, documents and other papers shall be executed in the name and on behalf of the Company and all checks, notes, drafts and other obligations for the payment of money by the Company shall be signed, and all transfers of securities standing in the name of the Company shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Company as shall be designated for that purpose by vote of the Board of Directors.

                                  ARTICLE XXIV

                              CERTIFICATES OF STOCK
                              ---------------------

           Each shareholder shall be entitled to a certificate or certificates of full shares (but not fractional shares) of capital stock of the Company owned by him, in such form as shall, in conformity to law, be prescribed from time to tine by the Board of Directors. Certificates shall be signed by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and such signatures maybe facsimiles when the laws of the State of New York shall permit.

           In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate ceases to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if he were such officer, transfer agent or registrar as of the date of its issue. No certificate shall be issued for any share of stock until such share is fully paid.

                                   ARTICLE XXV

                                LOST CERTIFICATES
                                -----------------

           The Board of Directors may establish procedures for the issuance of a new certificate or certificates in place of any certificate or certificates theretofore issued by the Company alleged to have been stolen, lost or destroyed. Such procedures may include, among other things, and as a condition precedent to the issuance of a new certificate, a requirement that the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, advertise the same, and give the Company a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

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                                  ARTICLE XXVI

                                TRANSFER OF STOCK
                                -----------------

           The transfer of shares of stock may be registered on the books of the Company upon written request in proper form if no share certificate has been issued, or in the event such a certificate has been issued by surrender of said certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.
           No transfer of shares shall be permitted if such transfer would or might, in the reasonable opinion of the Company, cause the Company to incur any responsibility for substantial expenses or any responsibility of the Company to make any regulatory filings in any jurisdiction outside the United Stated.

                                  ARTICLE XXVII

                      CLOSING, TRANSFER BOOKS: RECORD DATE
                      ------------------------------------

           The transfer books of the stock of the Company may be closed for such period from time to time in anticipation of shareholders' meetings or the declaration of dividends as the directors may from time to time determine. In lieu of closing its transfer books and in order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date, which shall not be more than sixty nor less than ten days preceding the date of any meeting of shareholders, or the event for the purposes of which it was fixed, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights. or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.


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           The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and other distributions, and to vote or consent as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                                 ARTICLE XXVIII

                                FRACTIONAL SHARES
                                -----------------

           The Board of Directors may authorize the issuance from time to time of shares of the capital stock of the Company in fractional denominations, provided that the transactions in which the terms upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under authority of the Board of Directors.

                                  ARTICLE XXIX

                              REPURCHASE OF SHARES
                              --------------------

           The Company may repurchase its authorized and outstanding shares as the Board of Directors may direct. None of the Company's shares or shareholders shall have the right to effect a redemption at net asset or any other value.

                                   ARTICLE XXX

                        DIVIDENDS AND OTHER DISTRIBUTIONS
                        ---------------------------------

           Dividends and distributions upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. They may be paid in cash, in property or in its own shares, subject to the provisions of law and of the Certificate of Incorporation. Without limiting the sources of dividends or distributions upon the capital stock of the Company, the Board of Directors may declare them from the following sources subject to the limitations of Section 19 of the Investment Company Act of 1940:

                     (a) Net income for and during the current fiscal year or the preceding fiscal year, or accumulated undistributed net income, or both, not including in either case profits or losses from the sale of securities or other properties.


                                      2-15

                     (b) Undistributed net profits from the sale of securities or other properties during the current fiscal year.

                     (c) Accumulated undistributed net profits from the sale of securities or other properties.

                                  ARTICLE XXXI

                INDEMNIFICATION OF OFFICERS. DIRECTORS AND OTHERS
                -------------------------------------------------

           The Company Shall to the fullest extent permitted by applicable law as in effect at any time indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal (including an action or proceeding by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company), by reason of the fact that he, his testator or his interstate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Company has consented to a settlement or other disposition and (ii) the Company shall mot be obligated to indemnify any person by reason of the adoption of this Article XXXI to the extent such person is indemnified under a policy of insurance. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Notwithstanding any other provision hereof, no repeal of this Article XXXI, or amendment hereof of any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day. The Company is hereby authorized, but shall not be required, to enter into agreement with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including, attorneys' fees, to the extent permitted by law, but the Company's failure to do so shall not in any manner affect or limit the rights provided for by this Article XXXI or otherwise. Indemnification shall be deemed to be "permitted" within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time. For purposes of this Article XXXI, the term "Company" shall include any legal successor to the

                                      2-16

Company, including any corporation which acquires all or substantially all the assets of the Company in one or more transactions. For purposes of Article XXXI, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.


                                  ARTICLE XXXII

                         FUNDAMENTAL INVESTMENT POLICIES
                         -------------------------------

           The following investment restrictions are deemed fundamental policies and may be changed only by the vote of a majority of the Fund's outstanding voting securities, which as used in this Prospectus means the lesser of (i) 67% of the Fund's outstanding shares of Common Stock present at a meeting of the holders if more than 50% of the outstanding shares of Common Stock are present in person or by proxy or (ii) more than 50% of the Fund's outstanding shares of Common Stock.

           The Fund will not:

           (1) Issue any senior securities (as defined in the Investment Company Act of 1940) except insofar as any borrowing permitted by item 2 below might be considered the issuance of senior securities.

           (2) Borrow money except (i) to purchase securities, provided that the aggregate amount of such borrowings may not exceed 20% of its total assets, taken at market value at time of borrowing, and (ii) from banks for temporary or emergency purposes in an amount not exceeding 5% of its total assets, taken at market value at time of borrowing.

           (3) Mortgage, pledge or hypothecate its assets in an amount exceeding 30% of its total assets, taken at market value at time of incurrence.

           (4) Knowingly invest more than 20% of its total assets, taken at market value at time of investment, in securities subject to legal or contractual restrictions on resale, including securities which may be sold publicly only if registered under the Securities Act of 1933.

           (5) Act as an underwriter, except to the extent that, in connection with the disposition of portfolio securities, the Fund may be deemed to be an underwriter under applicable securities laws.



                                      2-17

           (6) Purchase real estate or interests in real estate, except that the Fund may invest in securities secured by real estate or interests therein, or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

           (7) Make loans, except through the purchase of debt securities and the loaning of its portfolio securities in accordance with the Fund's investment policies.

           (8) Invest in companies for the purpose of exercising control or management.

           (9) Purchase securities on margin (except that it may obtain such short-term credits as may be necessary for the clearance of purchases or sales of securities) or make short sales of securities (except for sales "against the box").

           (10) Purchase or retain securities of any issuer if, to the Fund's knowledge, those officers and directors of the Fund or the Adviser individually owning beneficially more than 1/2 of 1% of the outstanding securities of such issuer together own beneficially more than 5% of such issuer's outstanding securities.

           (11) Invest in commodities or commodity contracts, or write or purchase puts, calls or combinations of both.

           (12) Purchase the securities of any other investment company, except
(a) in connection with a merger, consolidation, acquisition of assets or other reorganization approved by the Fund's shareholders, and (b) in the case of securities of closed-end investment companies only, in the open market where no commission other than the ordinary broker's commission is paid; provided, however, that in no event may investments in securities of other investment companies exceed 10% of the Fund's total assets taken at market value at time of purchase.

           (13) Invest more than 25% of its total assets, taken at market value at time of purchase, in securities of issuers in any one industry.

           (14) Purchase securities issued by the Trust Company or any company of which 50% or more of the voting securities are owned by the Trust Company or an affiliate of the Trust Company, or any investment company (excluding the Company) or real estate investment trust managed or advised by the Trust Company or any such company.

           (15) Invest more than 5% of its total assets, taken at market value at time of purchase, in securities of any one issuer other than the United States Government or its instrumentalities; or invest in the securities of companies which (together with predecessors) have a record of less than three years continuous operation, or purchase more than 10% of any class of the outstanding voting securities of any one issuer.

           (16) Purchase interests in oil, gas or other mineral exploration programs; however, this limitation will not prohibit the acquisition of securities of companies engaged in the production or transmission of oil, gas or other minerals.


                                      2-18

           If a percentage restriction on investment or utilization of assets set forth in items 2, 3, 4, 10, 12, 13, 14 or 15 above is adhered to at the time an investment is made, a later change in percentage resulting from, for example, changing values or a change in the rating of a portfolio security will not be considered a violation. The Fund may exchange securities, exercise any conversion rights or exercise warrants or other rights to purchase common stock or other equity securities and may hold any such securities so acquired without regard to the foregoing investment restrictions, but the value of the securities so acquired shall be included in any subsequent determination of the Fund's compliance with the 20% limitation referred to in item 2 above.


                                 ARTICLE XXXIII

                         VOTING OF PORTFOLIO SECURITIES
                         ------------------------------

           Portfolio securities of the Company shall be voted in such manner and by such person or persons as the Board of Directors shall determine from time to time.

                                  ARTICLE XXXIV

                                      SEAL
                                      ----

           The seal of the Company shall consist of a flat-faced, circular die with the words and figures "Excelsior Income Shares, Inc., New York, 1973" inscribed thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE XXXV

                                   FISCAL YEAR
                                   -----------

           The fiscal year of the Company shall begin and end as determined by the Board of Directors.

                                      2-19

                                  ARTICLE XXXVI

  MAJORITY VOTE OF SHAREHOLDERS PURSUANT TO THE INVESTMENT COMPANY ACT OF 1940
  ----------------------------------------------------------------------------

           Whenever any corporate action, other than the election of directors, is required by the Investment Company Act of 1940 to be authorized by the vote of the holders of a majority of the Company's outstanding voting securities, such vote shall mean the vote, at the annual or a special meeting of the shareholders duly called, of the lesser of (A) 67% or more of the outstanding shares of Common Stock of the Company present at such meeting, if the holders of more than 50% of the outstanding shares of Common Stock are present or represented by proxy, or (B) more than 50% of the outstanding shares of Common Stock of the Company.

                                 ARTICLE XXXVII

                                   AMENDMENTS
                                   ----------

           Except as otherwise provided in the Certificate of Incorporation or these By-laws, these By-laws may be amended or added to, altered or repealed at any annual or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, provided notice of the general purport of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting; or at any meeting of the Board of Directors by vote of a majority of the directors then in office, except that the Board of Directors may not amend
Article XIV to permit removal by said Board without cause of any director elected by the shareholders.




                                      2-20
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